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                                                                    EXHIBIT 5.1

                     [letterhead of Preston Gates & Ellis]

                                  May 15, 1996

Western Wireless Corporation
2001 NW Sammamish Road
Issaquah, Washington 98027

        Re: Registration Statement on Form S-1 of Western Wireless Corporation
            (Commission File No. 333-2432)

Ladies and Gentlemen:

        We have acted as counsel to Western Wireless Corporation (the "Corporation") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") relating to the registration of shares (the "Shares") of Class A Common Stock, no par value per share, of the Company. In connection therewith, we have reviewed the Company's Articles of Incorporation, Bylaws, minutes of appropriate meetings, and such other matters we deemed appropriate.

        Based on this review, it is our opinion that:

        1. The Company is duly incorporated and validly existing under the laws of the State of Washington.

        2. The Shares will be fully paid and non-assessable under the Washington Business Corporation Act when (i) the Company's Board of Directors shall have duly adopted final resolutions authorizing the issuance and sale of the Shares to be sold by the Company as contemplated by the Registration Statement; and (ii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

        We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

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May 15, 1996
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                        Very truly your,

                                        PRESTON GATES & ELLIS

                                        By /s/ G. Scott Greenburg
                                           G. Scott Greenburg